EXHIBIT 10.2

INOVALON, INC.

AMENDED & RESTATED
LONG-TERM INCENTIVE PLAN

As Adopted by the Board of Directors
and Stockholders

December 31, 2006
(as last amended October 7, 2010)

ARTICLE 1.
INTRODUCTION

Section 1.1.                Establishment.  Inovalon, Inc., a Delaware corporation (the “Company”), established the Inovalon 2007 Long-Term Incentive Plan (the “Plan”) for certain employees, directors and consultants of the Company on December 31, 2006, and hereby amends and restates such Long-Term Incentive Plan (the “Plan”).  The Plan reflects the four-for-one stock split of the Common Stock effected on December 26, 2007.

Section 1.2.                Purpose.  The Plan is intended to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors) of the Company or any Affiliate to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain and motivate individuals upon whom the Company’s sustained growth and financial success depend.  Through the Plan, the Company will provide such persons with an opportunity to acquire or increase their proprietary interest in the Company, and to align their interest with the interests of Stockholders, through receipt of rights to acquire the Company’s common stock, par value $0.000025 per Share (the “Common Stock”), and through the transfer or issuance of Common Stock or other Awards.  In addition, the Plan is intended as an additional incentive to directors of the Company who are not employees of the Company or an Affiliate to serve on the Board of Directors and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of rights to acquire Common Stock.  Furthermore, the Plan may be used to encourage consultants and advisors of the Company to further the success of the Company.

Section 1.3.                Effective Date.  The Plan was originally effective as of December 31, 2006, the date on which it was first adopted by the Board and the Stockholders.  No ISO may be granted under the Plan after date 10 years from effective date.

ARTICLE 2.
DEFINITIONS

Unless the context clearly indicates otherwise, the following terms will have the following meanings:

“Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code, or any successor provision.

“Award” means a transfer of Common Stock made pursuant to the terms of the Plan or the grant to a person of performance units, “phantom” units, SARs or other rights containing such terms, benefits or restrictions as specified by the Committee in the Award Agreement.

“Award Agreement” means the agreement between the Company and a Grantee with respect to an Award made pursuant to the Plan.

“Board” means the Board of Directors of the Company.

“Change of Control” has the meaning as set forth in Article 9 of the Plan.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

“Committee” has the meaning set forth in Section 3.1(a) of the Plan.

“Common Stock” has the meaning set forth in Section 1.2 of the Plan.

“Company” means Inovalon, Inc., a Delaware corporation.

“Disability” means the inability of a Participant to perform the essential duties of his or her position with the Company, as determined in good faith by the Committee.

“Employee” means an employee of the Company or an Affiliate.

“Fair Market Value” has the meaning set forth in Section 6.3 of the Plan.

“Grantee” means a person to whom an Award has been granted pursuant to the Plan, which Award has not expired, terminated or been forfeited or repurchased.

“ISO” means an Option granted under the Plan which qualifies and is intended to qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

“Non-Employee Director” means a member of the Board who is a “non-employee director” as that term is defined in paragraph (b)(3) of Rule 16b-3 and an “outside director” as that term is defined in Treasury Regulations Section 1.162-27 promulgated under the Code.

“Non-Employee Director Initial Option” or “Annual Option” means an Option pursuant to Section 8.1 or 8.2, subject to adjustment as provided in Section 5.2, granted to a Non-Employee Director.”

“Non-qualified Stock Option” means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an ISO.

“Option” means either an ISO or a Non-qualified Stock Option granted under the Plan.

“Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

“Option Agreement” means the document described in Section 6.1 of the Plan, which sets forth the terms and conditions of each grant of Options.

“Option Price” means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Section 6.3 of the Plan.

“Participant” means an Optionee who receives Options under this Plan or a Grantee who receives an Award under this Plan.

“Public Offering” means the initial public offering of the Company’s stock.  The provisions of the Plan that refer to a Public Offering, or that refer to or are applicable to Section 16 Officers or Section 162 of the Code, will be effective, if at all, upon the initial registration of such stock under Section 12(g) of the Exchange Act, and will remain effective thereafter for so long as such stock is so registered.

“Restriction Period” means the period of time during which an Award will remain subject to restrictions, as set forth in the Award Agreement.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

“SAR” has the meaning set forth in Section 7.2(a) of the Plan.

“Section 16 Officers” means any person who is an “officer” within the meaning of Rule 16a-1(f) promulgated under the Exchange Act or any successor rule, and who is subject to the reporting requirements under Section 16 of the Exchange Act with respect to the Company’s Common Stock.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

“Shares” means the shares of Common Stock of the Company which are the subject of Options or granted as Awards under the Plan.

ARTICLE 3.
PLAN ADMINISTRATION

Section 3.1.                Administration of the Plan.

(a)      The Plan will be administered and interpreted by the Board or by a committee appointed from time to time by the Board, which will serve at the pleasure of the Board and may resign at any time upon written notice to the Board.  Any such committee designated by the Board, and the Board itself in its administrative capacity with respect to the Plan, is referred to as the “Committee.”

(b)      After a Public Offering of the Company’s stock, the Plan will be administered by a Committee, which may consist of Non-Employee Directors; provided, however, that to the extent that the Committee is empowered to grant options to Section 16 Officers or persons whose compensation might have limits on deductibility under Code Section 162(m), each member of the Committee designated by the Board will be a Non-Employee Director.  The Board may ratify or approve any grants as it deems appropriate.

Section 3.2.                Authority of the Committee.  The Committee will have the power and authority to (i) interpret the Plan, (ii) make factual determinations, (iii) adopt, amend and revoke rules and regulations for the administration of the Plan and for the conduct of its business as it deems necessary and advisable, that are not inconsistent with the express terms of the Plan including, without limitation, rules and interpretations to determine the number of shares remaining available for issuance under the Plan, and (iv) waive requirements relating to formalities or other matters that do not either modify the substance of the rights intended to be granted by Options and Awards or constitute a material amendment for any purpose under the Code.  Any such actions by the Committee will be final, binding and conclusive on all parties in interest.  All powers of the Committee will be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan.  For the sake of clarification and without limiting the generality of the foregoing, grants and Awards need not be uniform as to similarly situated individuals.

Section 3.3.                Amendment of Options and Awards.  Subject to the provisions of the Plan, the Committee will have the right to amend any Option Agreement or Award Agreement issued to a Participant, subject to the Participant’s consent if such amendment is not favorable to the Participant or if such amendment has the effect of changing an ISO to a Non-Qualified Stock Option; provided, however, that the consent of the Participant will not be required for any amendment made pursuant to Section 6.6(a)(iii) or Article 9 of the Plan, as applicable.

ARTICLE 4.
ELIGIBILITY

All Employees, members of the Board and consultants and advisors to the Company will be eligible to receive Options and Awards hereunder, provided that only Employees will be eligible to receive ISOs.  Consultants and advisors will be eligible only if they render bona fide services to the Company unrelated to the offer or sale of securities.  The Committee, in its sole discretion, will determine whether an individual qualifies as an Employee.

ARTICLE 5.
SHARES SUBJECT TO THE PLAN

Section 5.1.                Shares Authorized.  Subject to adjustment as provided below, the aggregate maximum number of Shares for which Awards or Options may be granted pursuant to the Plan is 2,055,000.  The Shares will be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares previously counted in connection with an Option or Award.  Shares subject to an Option or Award that is cancelled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for future awards under this Plan, and shares withheld in payment of the exercise price or taxes relating to an Option or Award, and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Option or Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for future awards under this Plan.  In addition, in the case of any Option or Award granted in substitution for an award of a company or business acquired by the Company or any Affiliate, shares issued or issuable in connection with such substitute Option or Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.  This Section 5.1 shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.  The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan.

Section 5.2.                Adjustments on Changes in Capitalization.

(a)      Subject to any required action by the stockholders of the Company, in the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a dividend or its equivalent which is credited to a Participant or a regular cash dividend), stock split or other change in corporate structure affecting the Common Stock, the Committee shall substitute or adjust the maximum aggregate number of shares of Common Stock which may be issued under this Plan and the number and exercise price of shares of Common Stock subject to outstanding Options and Awards as it determines to be appropriate, in its sole discretion, to proportionately reflect such capitalization change; provided, however, that the number of shares of Common Stock subject to any Option or Award shall always be a whole number; and

provided, further, that no adjustment or action described in this Section 5.2(a) or in any other provision of this Plan shall be authorized to the extent that such adjustment or action would result in the imposition on any Participant of an excise tax pursuant to Code Section 409A(a)(1)(B).  Unless the Committee makes other provisions for the equitable settlement of outstanding Options and Awards, if the Company will be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company will be sold or exchanged, a Participant will at the time of issuance of the stock under such corporate event be entitled to receive, upon the exercise of his or her Option or Award, as the case may be, the same number and kind of shares of stock or the same amount of property, cash or securities as the Participant would have been entitled to receive upon the occurrence of any such corporate event as if the Participant had been, immediately prior to such event, the holder of the number of shares covered by his or her Option or Award, as the case may be.

(b)      Any adjustment under this Section 5.2 in the number of Shares subject to Options will apply proportionately to only the unexercised portion of any Option granted hereunder.  If a fraction of a Share would result from any such adjustment, the fraction will be eliminated, unless the Committee otherwise determines.

(c)       The Committee will have authority to determine the adjustments to be made under this Section, and any such determination by the Committee will be final, binding and conclusive.

ARTICLE 6.
STOCK OPTIONS

Section 6.1.                Option Agreements and Terms.  Grants of Options under the Plan may be in the form of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.  If any Option is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option will be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan.  Options granted pursuant to the Plan will be evidenced by the Option Agreements in such form as approved by the Committee from time to time, which Option Agreements will comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee requires from time to time which are not inconsistent with the terms of the Plan.

Section 6.2.                Number of Option Shares.  Each Option Agreement will state the number of Shares to which it pertains.  An Optionee may receive more than one Option, which may include Options which are intended to be ISOs and Options which are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan.

Section 6.3.                Option Price.  Each Option Agreement will state the Option Price.  The Option Price for any Option will be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Section 6.3; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then, to the extent required by Section 424(d) of the Code, the Option Price will be at least 110% of the Fair Market

Value of the Shares on the date the Option is granted.  If the Common Stock is traded in a public market, then the “Fair Market Value” per share will be: (i) if the Common Stock is listed on a national securities exchange or included in the NASDAQ System, the last reported sale price thereof on the relevant date, (ii) if the Common Stock is not so listed or included, the mean between the last reported “bid” and “asked” prices thereof on the relevant date, as reported on NASDAQ, or (iii) if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.  If the Common Stock is not traded in a public market, then the “Fair Market Value” per share will be as the Committee determines in its sole discretion.

Section 6.4.                Exercise.  Options will become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and set forth in the Option Agreement.  No Option will be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and, unless arrangements satisfactory to the Company have been made for payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board, receipt of payment in full of the Option Price for the Shares to be purchased.  Each such notice will specify the number of Shares to be purchased and, unless the Shares are covered by a then current registration statement or a notification under Regulation A under the Securities Act, will contain the Optionee’s acknowledgment, in form and substance satisfactory to the Company, that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act), (ii) the Optionee has been advised and understands that (A) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer, and (B) the Company is under no obligation to register the Shares under the Securities Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable Federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Agreements may be endorsed on the certificates.  Notwithstanding the foregoing, if the Company determines that the issuance of Shares should be delayed pending registration under Federal or state securities laws, the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, the listing or inclusion of the Shares on any securities exchange or an automated quotation system or the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

Section 6.5.                Payment Upon Exercise.  Subject to the terms of the applicable Option Agreement, an Optionee shall pay for Shares (i) in cash, (ii) by certified or cashier’s check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including, without limitation, the Optionee’s note in form approved by the Committee and payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board.  In furtherance of the foregoing, the Committee may authorize loans by the Company to Optionee in connection with the exercise of an Option, upon such terms and conditions as the Committee, in its sole discretion, deems appropriate; provided, however, that the Committee will not authorize any such loans that may be prohibited by law.  The Optionee may also exercise the Option in any manner contemplated by Section 7.2.  Furthermore, the Committee may provide in an Option Agreement that payment may be made in whole or in part in shares of the Company’s Common Stock held by the Optionee), including Common Stock issued under this Plan, or by reduction in the number of shares of Common Stock issuable upon such Option exercise, based on the Fair Market Value of the Common Stock on the date of the payment.  If payment is made in whole or in part in shares of the Company’s Common Stock owned by the Optionee, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee.  In the event that certificates for shares of the Company’s Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate or certificates issued to the Optionee will represent (x) the Shares in respect of which payment is made, and (y) such excess number of shares.  Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate, including, without limitation, such limitations and prohibitions necessary or advisable in order to avoid adverse accounting consequences to the Company with respect to the Option.

Section 6.6.                Termination of Options; Death and Disability.

(a)      No Option will be exercisable after the first to occur of the following:

(i)         Expiration of the Option term specified in the Option Agreement, which, in the case of an ISO, will not occur after (1) ten years from the date of grant, or (2) five years from the date of grant if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of an Affiliate;

(ii)        Except to the extent otherwise provided in an Optionee’s Option Agreement, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate.  In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price.  Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture;

(iii)       The date, if any, set by the Committee as an accelerated expiration date in the event of the liquidation or dissolution of the Company;

(iv)       The occurrence of such other event or events as may be set forth in this Plan or the Option Agreement as causing an accelerated expiration of the Option; or

(v)        Except as otherwise set forth in the Option Agreement and subject to the foregoing provisions, 30 days after the Optionee’s employment or service with the Company or its Affiliates terminates for any reason other than Disability or death or six months after such termination due to Optionee’s Disability or death.  With respect to this Sections 6.6(a)(v), the only Options that may be exercised during the 30-day or six-month period, as the case may be, are Options which were exercisable on the last date of such employment or service and not Options which, if the Optionee were still employed or rendering service during such 30-day or six-month period, would become exercisable, unless the Option Agreement specifically provides to the contrary or the Committee otherwise approves.  The terms of an executive severance agreement or other agreement between the Company and an Optionee, approved by the Committee or the Board, whether entered into prior or subsequent to the grant of an Option, which provide for Option exercise dates later than those set forth in this Section 6.6(a)(v) will be deemed to be Option terms approved by the Committee and consented to by the Optionee.

(b)      Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Agreement pursuant to Section 6.6(a)(i); provided, however, that any change pursuant to this Section 6.6(b) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

(c)       Notwithstanding anything to the contrary contained in the Plan or an Option Agreement, an ISO will be treated as a Non-qualified Stock Option to the extent such ISO is exercised at any time after the expiration of the time period permitted under the Code for the exercise of an ISO.

Section 6.7.                Transfers.  Except as otherwise provided in this Section 6.7, no Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution, and, during the lifetime of the person to whom an Option is granted, such Option may be exercised only by the Optionee. Notwithstanding the foregoing, an Option, other than an ISO, will be transferrable pursuant to a “domestic relations order” as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and also will be transferrable, without payment of consideration, to (a) immediate family members of the holder (i.e., spouse or former spouse, parents, issue, including adopted and “step” issue, or siblings), (b) trusts for the benefit of immediate family members, (c) partnerships whose only partners are such family members, and (d) to any transferee permitted by a rule adopted by the Committee or approved by the Committee in an individual case; provided, however, that if the Optionee is a party to the Stockholders’ Agreement referenced in Section 10.6 of this Plan, the provisions of such Stockholders’ Agreement regarding transfer of Common Stock shall control. Any transferee will be subject to all of the conditions set forth in the Option prior to its transfer.

Section 6.8.                Limitation on ISO Grants.  To the extent that the aggregate fair market value of the shares of Common Stock (determined at the time the ISO is granted) with respect to which ISOs under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such ISOs will, to the extent of such excess, be treated as Non-qualified Stock Options.

Section 6.9.                Other Provisions.  Subject to the provisions of the Plan, the Option Agreements will contain such other provisions, including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee deems advisable.

ARTICLE 7.
RESTRICTED STOCK AND OTHER AWARDS

Section 7.1.                Terms and Conditions of Awards.  Awards granted pursuant to the Plan will be evidenced by written Award Agreements in such form as approved by the Committee from time to time, which Award Agreements will comply with and be subject to the following terms and conditions and such other terms and conditions, including performance goals and objectives, which the Committee requires from time to time which are not inconsistent with the terms of the Plan.

(a)      Number of Shares.   Each Award Agreement will state the number of Shares or other units or rights to which it pertains.

(b)      Purchase Price.   Each Award Agreement will specify the purchase price, if any, which applies to the Award.  If the Board specifies a purchase price, the Grantee will be required to make payment on or before the payment date specified in the Award Agreement.  A Grantee shall make payment (i) in cash, (ii) by certified check payable to the order of Company, (iii) by delivery of shares of Common Stock with a Fair Market Value equal to such purchase price, or by “net settlement” of the Award or (iv) such other mode of payment as the Committee may approve.

(c)       Grant.  In the case of an Award which provides for a grant of Shares without any payment by the Grantee, the grant will take place on the date specified in the Award Agreement.  In the case of an Award which provides for a payment, the grant will take place on the date the initial payment is delivered to the Company, unless the Committee or the Award Agreement otherwise specifies.  Notwithstanding the foregoing, as a precondition to a grant, the Company may require an acknowledgment by the Grantee as required with respect to Options under Section 6.4.

(d)      Conditions.  The Committee may specify in an Award Agreement any conditions under which the Grantee of that Award will be required to convey to the Company the Shares covered by the Award.  Upon the occurrence of any such specified condition, the Grantee shall forthwith surrender and deliver to the Company the certificates evidencing such Shares as well as completely executed instruments of conveyance.  The Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by the

Company or its designee until such time as every condition has lapsed and that the Grantee be required, as a condition of the Award, to deliver to such escrow agent or Company officer stock transfer powers covering the Award Shares duly endorsed by the Grantee.  Unless otherwise provided in the Award Agreement or determined by the Committee, dividends and other distributions made on Shares held in escrow will be deposited in escrow, to be distributed to the party becoming entitled to the Shares on which the distribution was made.  Stock certificates evidencing Shares subject to conditions will bear a legend to the effect that the Shares evidenced thereby are subject to repurchase by, or conveyance to, the Company in accordance with the terms applicable to such Shares under an Award made pursuant to the Plan, and that the Shares may not be sold or otherwise transferred.

(e)       Lapse of Condition.  Upon termination or lapse of all forfeiture conditions, the Company shall cause certificates without the legend referring to the Company’s repurchase or acquisition right (but with any other legends that may be appropriate) evidencing the Shares covered by the Award to be issued to the Grantee upon the Grantee’s surrender to the Company of the legended certificates held by the Grantee.

(f)       Rights as Stockholder.  Upon payment of the purchase price, if any, for Shares covered by an Award and compliance with the acknowledgment requirement of Section 7.1(c), the Grantee will have all of the rights of a Stockholder with respect to the Shares covered thereby, including the right to vote the Shares and (subject to the provisions of Section 7.1(d)) receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

(g)       Requirement of Employment or Service.  If the Grantee ceases to be employed by, or provide service to, the Company during a period designated in the Award Agreement as the Restriction Period, or if other specified conditions are not met, the Award will terminate as to all Shares covered by the Award as to which the restrictions have not lapsed, and those Shares must be immediately conveyed to the Company.  The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.  For purposes hereof, the phrase “employed by, or providing services to, the Company” means employment or service as an Employee, consultant or advisor of the Company, or a member of the Board (so that, for purposes of satisfying conditions with respect to Awards, a Grantee will not be considered to have terminated employment or service until such Grantee ceases to be an employee, consultant or advisor to the Company and a member of the Board), unless the Committee determines otherwise.

(h)      Restrictions on Transfer and Legend on Stock Certificate.  During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the Shares granted as an Award except as provided in Section 6.7 as if such Award was an Option.

Section 7.2.                Stock Appreciation Rights (SARs).

(a)      In General.  Subject to the terms and conditions of the Plan, the Committee may, in its sole and absolute discretion, grant to an Optionee the right (which right will be referred to as an “SAR”) to surrender an Option to the Company, in whole or in part, and to receive in exchange therefor payment by the Company of an amount equal to the excess of the

Fair Market Value of the Shares subject to such Option, or portion thereof, so surrendered (determined in the manner described in Section 6.3 as of the date the SARs are exercised) over the exercise price to acquire such Shares.  Except as may otherwise be provided in an Option Agreement, such payment may be made, as determined by the Committee in accordance with Section 7.2 below and set forth in the Option Agreement, either in Shares or in cash or in any combination thereof.

(b)      Grant.  Each SAR will relate to a specific Option granted under the Plan and will be granted to the Optionee concurrently with the grant of such Option by inclusion of appropriate provisions in the Option Agreement pertaining thereto.  The number of SARs granted to an Optionee will not exceed the number of Shares which such Optionee is entitled to purchase pursuant to the related Option.  The number of SARs held by an Optionee will be reduced by (i) the number of SARs exercised under the provisions of the Option Agreement pertaining to the related Option, and (ii) the number of Shares purchased pursuant to the exercise of the related Option.

(c)       Payment.  Committee will have sole discretion to determine whether payment in respect of SARs exercised by any Optionee will be made in shares of Common Stock, in cash, or in a combination thereof.  If payment is made in Common Stock, the number of shares which will be issued pursuant to the exercise of SARs will be determined by dividing (i) the total number of SARs being exercised, multiplied by the amount by which the Fair Market Value (as determined under Section 6.3) of a share of Common Stock on the exercise date exceeds the exercise price for shares covered by the related Option, by (ii) the Fair Market Value of a share of Common Stock on the exercise date of the SARs.  No fractional share of Common Stock will be issued on exercise of an SAR; cash may be paid by the Company to the person exercising an SAR in lieu of any such fractional share, if the Committee so determines.  If payment on exercise of an SAR is to be made in cash, the person exercising the SAR will receive, in respect of each SAR to which such exercise relates, an amount of money equal to the difference between the Fair Market Value of a share of Common Stock on the exercise date and the then-applicable exercise price for Shares covered by the related Option.

(d)      Limitations.  SARs will be exercisable at such times and under such terms and conditions as determined by the Committee, in its sole and absolute discretion; provided, however, that an SAR may be exercised only at such times and by such individuals as the related Option may be exercised under the Plan and the Option Agreement.

ARTICLE 8.
SPECIFIC GRANTS FOR OUTSIDE DIRECTORS

Section 8.1.                Initial Option Grants.  A Non-Employee Director Initial Option will be automatically granted (i), at the commencement of a Public Offering to each Non-Employee Director at that date and to each other person who has agreed to become a director and who, if he or she were serving at the date of the commencement of the Public Offering, would qualify as a Non-Employee Director at that date, and (ii), after the Initial Public Offering, at the effective date of any other director’s initial election to the Board if he or she qualifies as a Non-Employee Director at that date. The foregoing notwithstanding, any Initial Option granted at the commencement of a Public Offering will be cancelled and forfeited if the Public Offering is not consummated or if, in the case of an Initial Option granted to a person who has agreed to become a director, such person does not commence serving as a Non-Employee Director at or promptly following the closing of the Public Offering.

Section 8.2.                Annual Option Grants.  A Non-Employee Director Annual Option will be automatically granted at the close of business on the date of final adjournment of each annual meeting of Stockholders of the Company, to each member of the Board who then qualifies as a Non-Employee Director. The foregoing notwithstanding, any person who has been automatically granted a Non-Employee Director Initial Option under Section 8.1 will not be automatically granted a Non-Employee Director Annual Option at the first annual meeting of Stockholders following such grant of the Initial Option if such annual meeting takes place within three months after the effective date of such grant of the Initial Option.

Section 8.3.                Number of Shares Subject to Automatic Option Grants.  In the case of any Non-Employee Director Initial Option or Annual Option granted on or before the date of the first annual meeting of Stockholders following a Public Offering, the number of Shares to be subject to each Initial Option will be 10,000, and the number of shares of Stock to be subject to each Annual Option will be 5,000, in each-case subject to adjustment as provided in Section 5.2.  In the case of any Non-Employee Director Initial Option or Annual Option granted thereafter, the number of Shares to be subject to each Initial Option and Annual Option will be the applicable number specified in the preceding sentence or, if so determined by the Committee, such other number of Shares specified in the most recent resolution of the Board adopted on or prior to the date of the annual meeting of Stockholders that coincides with or most recently precedes the date of grant of the Option.

Section 8.4.                Other Non-Employee Director Initial Option and Annual Option Terms.  Other terms of Initial and Annual Options will be as follows:

(a)      The Option Price of a Non-Employee Director Initial or Annual Option will be equal to 100% of the Fair Market Value of the Shares on the date of grant of the Option.

(b)      A Non-Employee Director Initial or Annual Option will expire at the earlier of (i) 10 years after the date of grant or (ii) six months after the date the Participant ceases to serve as a director of the Company for any reason.

(c)       Each Non-Employee Director Initial Option or Annual Option may be exercised, prior to expiration, commencing one year after the date of grant, or at such earlier date as may be specified by the Board; provided, however, that an Option may be exercised following a Non-Employee Director’s termination of service as a director for reasons other than death or Disability only if the director served for at least 11 months after the date of grant or the Option was otherwise exercisable at the date of termination of service.

Section 8.5.                Method of Exercise.  A Non-Employee Director may exercise a Non-Employee Director Initial Option or Annual Option, in whole or in part, at such time as it is exercisable and prior to its expiration, by giving written notice of exercise to the Company, specifying the Option to be exercised and the number of Shares to be purchased, and paying in full the exercise price in cash (including by check) or by surrender of shares already owned by the Non-Employee Director (except for shares acquired from the Company by exercise of option less than six months before the date of surrender) having a Fair Market Value at the time exercise equal to the exercise price, or by a combination of cash and shares.

Section 8.6.                Availability of Shares.  If an automatic grant of Options authorized under Section 8.1 or 8.2 cannot be made in full due to the limitation set forth in Section 5.1, such grant will be made (together with other automatic grants to occur at the same time) to the greatest extent then permitted under Section 5.1.

ARTICLE 9.
CHANGE OF CONTROL

Section 9.1.                General.  In the event of a Change of Control, the Committee may take whatever actions it deems necessary or desirable with respect to any of the Options outstanding or Award Shares not yet fully vested or paid for, all of which need not be treated identically, including, without limitation, accelerating (a) the expiration or termination date in the respective Option Agreements to a date no earlier than 30 days after notice of such acceleration is given to the Optionees, or (b) the exercisability of the Option.

Section 9.2.                Definition of Change of Control.  A “Change of Control” will be deemed to have occurred upon the earliest to occur of any of the following events, each of which will be determined independently of the others:

(a)      any Person (as defined below) becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 50 % or more (as determined by the Committee) of the Company’s stock entitled to vote in the election of directors.  For purposes of this Plan, the term “Person” is used as such term is used in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that, unless the Committee determines to the contrary, the term will not include the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the Stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(b)      individuals who are Continuing Directors cease to constitute a majority of the members of the Board (“Continuing Directors” for this purpose being the members of the Board on the date of adoption of the Plan, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Continuing Directors will be considered to be a Continuing Director);

(c)       Stockholders of the Company adopt a plan of complete or substantial liquidation or an agreement providing for the distribution of all or substantially all of its assets;

(d)      the Company is party to a merger, consolidation, other form of business combination or a sale of all or substantially all of its assets, unless the business of the Company is continued following any such transaction by a resulting entity (which may be, but need not be, the Company) and the Stockholders of the Company immediately prior to such transaction (the “Prior Stockholders”) hold, directly or indirectly, at least two-thirds of the voting power of the resulting entity (there being excluded from the voting power held by the Prior Stockholders, but not from the total voting power of the resulting entity, any voting power received by Affiliates of a party to the transaction (other than the Company) in their capacities as Stockholders of the Company); provided, however, that a merger or consolidation effected to implement a recapitalization of Company (or similar transaction) in which no Person acquires more than ten percent of the combined voting power of Company’s then outstanding securities will not constitute a Change in Control;

(e)       there is a Change of Control of the Company of a nature that would be required to be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of Schedule 14A of Regulation 14A or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Company is then subject to such reporting requirement;

(f)       the Company is a subject of a “Rule 13e-3 transaction” as that term is defined in Exchange Act Rule 13e-3; or

(g)       there has occurred a “change of control,” as such term (or any term of like import) is defined in any of the following documents which is in effect with respect to the Company at the time in question: any note, evidence of indebtedness or agreement to lend funds to the Company, any option, incentive or employee benefit plan of the Company or any employment, severance, termination or similar agreement with any person who is then an employee of Company.

ARTICLE 10.
RIGHT OF FIRST REFUSAL; REPURCHASE RIGHT

Section 10.1.             Offer.  Prior to a Public Offering, if at any time an individual desires to sell, encumber, or otherwise dispose of shares of Company Stock that were distributed to him or her under this Plan and that are transferable, the individual may do so only pursuant to a bona fide written offer, and the individual shall first offer the shares to the Company by giving the Company written notice disclosing: (a) the name of the proposed transferee of the Company Stock; (b) the certificate number and number of shares of Company Stock proposed to be transferred or encumbered; (c) the proposed price; (d) all other terms of the proposed transfer; and (e) a written copy of the proposed offer.  Within 60 days after receipt of such notice, the Company shall have the option to purchase all or part of such Company Stock at the then current Fair Market Value (as defined in Section 6.3) and may pay such price in installments over a period not to exceed four years, at the discretion of the Board.

Section 10.2.             Sale.  In the event the Company (or a Stockholder, as described below) does not exercise the option to purchase Company Stock, as provided above, the individual shall have the right to sell, encumber, or otherwise dispose of the shares of Company Stock described in subsection (a) at the price and on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within 15 days after the expiration of the option period.  If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

Section 10.3.             Assignment of Rights.  The Board, in its sole discretion, may waive the Company’s right of first refusal and repurchase right under this Article 10.  If the Company’s right of first refusal or repurchase right is so waived, the Board may, in its sole discretion, assign such right to the remaining Stockholders of the Company in the same proportion that each Stockholder’s stock ownership bears to the stock ownership of all the Stockholders of the Company, as determined by the Board.  To the extent that a Stockholder has been given such right and does not purchase his or her allotment, the other Stockholders shall have the right to purchase such allotment on the same basis.

Section 10.4.             Purchase by the Company.  Prior to a Public Offering, if a Participant ceases to be employed by, or provide service to, the Company, the Company shall have the right to purchase all or part of any Company Stock distributed to him or her under this Plan at its then current Fair Market Value (as defined in Section 6.3) (or at such other price as may be established in the Grant Instrument); provided, however, that such repurchase shall be made in accordance with applicable accounting rules to avoid adverse accounting treatment.

Section 10.5.             Public Offering.  On and after a Public Offering, the Company shall have no further right to purchase shares of Company Stock under this Article 10.

Section 10.6.             Stockholder’s Agreement.  Notwithstanding the provisions of this Article 10, if the Board requires that a Participant execute a Stockholder’s agreement with respect to any Company Stock distributed pursuant to this Plan, the provisions of this Article 10 shall not apply to such Company Stock.

ARTICLE 11.
AMENDMENTS

The Board may amend the Plan from time to time in such manner as it may deem advisable.  Nevertheless, the Board may not change the class of persons eligible to receive an ISO or increase the maximum number of Shares as to which Options may be granted under the Plan, or to any individual under the Plan in any year, without obtaining approval, within 12 months before or after such action, by the Stockholders in the manner required by state law.  No amendment to the Plan will adversely affect any outstanding Option or Award, however, without the consent of the Participant.

ARTICLE 12.
ADDITIONAL REQUIREMENTS FOR ISSUANCE OR TRANSFER OF SHARES

Section 12.1.             Stockholder Agreement.  The Board may require that a Participant execute a Stockholder agreement, with such terms as the Board deems appropriate, with respect to any Shares issued or distributed pursuant to this Plan.

Section 12.2.             Limitations on Issuance or Transfer of Shares.  No Shares shall be issued or transferred in connection with any Grant or Award hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Board.  The Board shall have the right to condition any Grant or Award made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Shares as the Board shall deem necessary or advisable, and certificates representing such Shares may be legended to reflect any such restrictions.

Section 12.3.             Lock-Up Period.  If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), a Participant (including any successor or assigns) shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”).  Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

ARTICLE 13.
MISCELLANEOUS

Section 13.1.             No Commitment to Retain.  The grant of an Option or Award pursuant to the Plan will not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Participant as an employee, director, consultant or advisor of the Company or any Affiliate, or in any other capacity.

Section 13.2.             Withholding of Taxes.  In connection with any event relating to an Option or Award, the Company will have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificates for such Shares, or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities, including, without limitation, withholding any Shares, funds or other property otherwise due to the Participant; including, without limitation, the “net settlement” of any Option or Award; provided, however, for any Restricted Stock Award, the number of shares withheld shall not exceed the minimum federal withholding rate. The Company’s obligations under the Plan will be conditioned on the Participant’s compliance, to the Company’s satisfaction, with any withholding requirement.

Section 13.3.             Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan will be construed to (i) limit the right of the Board to make grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.  Without limiting the foregoing, the Board may make a grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or stock awards grant made by such corporation.  The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives.  The Board shall prescribe the provisions of the substitute grants.

Section 13.4.             Compliance with Law.  The Plan, the exercise of Options and the obligations of the Company to issue or transfer Shares under Awards shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to Section 16 of the Exchange Act, after a Public Offering it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b 3 or its successors under the Exchange Act.  In addition, it is the intent of the Company that the Plan and applicable grants under the Plan comply with the applicable provisions of Section 162(m) of the Code, after a Public Offering, and Section 422 of the Code.  To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) or 422 of the Code, than Plan provision shall cease to apply.  The Committee may revoke any grant if it is contrary to law or modify a grant to bring it into compliance with any valid and mandatory government regulation.  The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.  The Committee may, in its sole discretion, agree to limit its authority under this Section.

Section 13.5.             Funding of the Plan.  This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan.  In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

Section 13.6.             Governing Document.  The Plan shall be the controlling document.  No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

Section 13.7.             Governing Law.  The validity, construction, interpretation and effect of the Plan and Option Agreements and Award Agreements issued under the Plan will be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.